UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 19, 2017

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Boulevard, Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 19, 2017, Universal Insurance Holdings, Inc. (“Company”) increased the size of its Board of Directors (“Board”) to ten members and the Board appointed Kimberly D. Cooper, the Company’s Chief Information Officer and Chief Administrative Officer, as a director of the Company. It is not yet known to which committee(s) of the Board Ms. Cooper will be appointed.

There is no arrangement or understanding between Ms. Cooper and any other person pursuant to which she was appointed as a director of the Company. There is no transaction to which the Company is a participant and in which Ms. Cooper has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. There is no material plan, contract or arrangement (whether or not written) to which Ms. Cooper is a party or in which she participates that was entered into in connection with her appointment as a director.

ITEM 7.01	Regulation FD Disclosure

On January 24, 2017, the Company issued a press release announcing the addition of Ms. Cooper to the Board, a copy of which is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release dated January 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2017	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Sean P. Downes
Sean P. Downes Chief Executive Officer